UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 15, 2006

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street
Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2006, the Compensation Committee of the Board of Directors of dj Orthopedics, Inc., awarded the following bonuses:

Leslie H. Cross, President and Chief Executive Officer	$154,275
Vickie L. Capps, Senior Vice President, Finance, Chief Financial Officer and Treasurer	$83,188
Louis T. Ruggiero, Senior Vice President, Sales and Marketing	$83,188
Luke T. Faulstick, Senior Vice President, Operations	$83,188
Donald M. Roberts, Senior Vice President, General Counsel and Secretary	$75,625

These bonuses were paid pursuant to the management bonus program for 2005.

On February 15, 2006, the Compensation Committee of the Board of Directors of dj Orthopedics, Inc. approved an increase in executive officer target bonus percentages for 2006.  The 2006 target bonus percentage was increased from 50% to 60% of base salary for Ms. Capps, Mr. Ruggiero, Mr. Faulstick and Mr. Roberts.  The 2006 target bonus percentage for Mr. Cross was increased from 60% to 75% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJ ORTHOPEDICS, INC.
(Registrant)

Date:	February 22, 2006	BY:	/s/ DONALD M. ROBERTS
Donald M. Roberts
Senior Vice President, General Counsel and Secretary